SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 19, 2010

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2010, DuPont Fabros Technology, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders, at which two proposals were submitted to and approved by its stockholders.

1. Election of Directors. Each of the following nominees was elected to the Board of Directors of the Company for a one year term expiring at the Company’s 2011 Annual Meeting of Stockholders and until their successors are elected and qualified. The following table reflects the voting results for each nominee:

Name	For	Withheld	Broker Non Votes

Mark Amin	33,045,611	291,290	6,032,842

Michael A. Coke	33,048,406	288,495	6,032,842

Lammot J. du Pont	32,515,193	821,708	6,032,842

Thomas D. Eckert	33,046,386	290,515	6,032,842

Hossein Fateh	32,795,640	541,261	6,032,842

Frederic V. Malek	33,044,319	292,582	6,032,842

John H. Toole	29,914,928	3,421,973	6,032,842

2. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 was ratified by the following vote:

For	Against	Abstain
39,361,660	3,901	4,182

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

May 24, 2010	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

General Counsel and Secretary